UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2023
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.
On October 27, 2023, Playboy Enterprises International, Inc. (“PEII”), a wholly-owned subsidiary of PLBY Group, Inc. (the “Company”), notified New Handong Investment (Guangdong) Company Ltd. (“Licensee”) that PEII was terminating, as of such date, that certain Product License Agreement, effective as of December 6, 2019, with Licensee (as amended, modified and supplemented, the “Agreement”).

The Agreement had granted the Licensee a non-exclusive, 10-year license to use certain PEII intellectual property, including the Playboy brand and Rabbit Head Design, in connection with various consumer products sold within China (excluding Hong Kong, Taiwan and Macao), in exchange for the payment by Licensee to PEII of certain guaranteed, net retail and net wholesale royalties. The foregoing summary of terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement and its First Amendment, which were filed as Exhibits 10.28 and 10.29 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2021, which are incorporated herein by reference.

Following PEII and the Company’s most recent audit of Licensee’s compliance with the terms of the Agreement, it was determined that Licensee had committed certain incurable, material breaches of the Agreement, including the non-payment of certain required royalties, despite substantial prior attempts by PEII to work with Licensee to regain compliance with its obligations under the Agreement. Licensee’s breaches of the Agreement have resulted in the Company’s loss of material revenue in 2023 that was anticipated pursuant to the Agreement, as compared to prior years under the Agreement. Upon termination of the Agreement, all rights and licenses granted by PEII to Licensee under the Agreement were terminated and reverted to PEII. The termination of the Agreement, previously the Company’s most significant for the China market, will allow PEII and the Company, through its recently formed joint venture in China (the “JV”), to offer previously licensed product categories to other licensees in China to generate new revenue streams; however, there can be no guarantee that the Company, PEII or the JV will be able to enter into such licensing arrangements on terms favorable to the Company or at all. Termination of the Agreement did not result in any early termination penalties to PEII or the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2023	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary